                                  EXHIBIT 21.1

                          SUBSIDIARIES OF FOSSIL, INC.
                              AS OF JANUARY 1, 2000

                                                     PLACE                                            PERCENT
NAME OF SUBSIDIARY                              OF INCORPORATION           PARENT COMPANY            OWNERSHIP
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Fossil Intermediate, Inc.                     Delaware              Fossil, Inc.                        100

Fossil Stores I, Inc.                         Delaware              Fossil, Inc.                        100

Fossil New York, Inc.                         Delaware              Fossil, Inc.                        100

Arrow Merchandising, Inc.                     Texas                 Fossil, Inc.                        100

Fossil East Limited                           Hong Kong             Fossil, Inc.                        100

Fossil Europe B.V.                            The Netherlands       Fossil, Inc.                        100

Fossil Japan, K.K.                            Japan                 Fossil, Inc.                         81

SII Marketing International, Inc.             Delaware              Fossil, Inc.                         20

Fossil Trust                                  Delaware              Fossil Intermediate, Inc.           100

Fossil Stores II, Inc.                        Delaware              Fossil Stores I, Inc.               100

Newtime, Ltd.                                 Hong Kong             Fossil East, Ltd.                   100

Pulse Time Center Company, Ltd.               Hong Kong             Fossil East, Ltd.                    60

Trylink International, Ltd.                   Hong Kong             Fossil East, Ltd.                    51

Fossil Trading, Ltd                           Hong Kong             Fossil East, Ltd.                   100

Fossil Singapore, Ltd.                        Singapore             Fossil East, Ltd.                    81

Fossil Europe GmbH                            Germany               Fossil Europe B.V.                  100

Fossil Italia, S.r.l.                         Italy                 Fossil Europe B.V.                  100

Fossil France Eurl, S.a.r.l.                  France                Fossil Europe B.V.                  100

Fossil Spain, S.A.                            Spain                 Fossil Europe B.V.                  100

Fossil U.K. Ltd.                              United Kingdom        Fossil Europe B.V.                  100